SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                               Amendment No. 1 to
                Current Report Pursuant to Section 13 or 15(d) of
           the Securities Exchange Act of 1934 as filed April 17, 1998


Date of this Amended Report:  April 27, 1998




                                ITEX CORPORATION
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             (Exact name of registrant as specified in its charter)



NEVADA                               0-18275                         93-02292994
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(State or other                   (Commission                   (I.R.S. Employer
jurisdiction                      File Number)               Identification No.)
of incorporation)



10300 S.W. Greenburg Road, Portland, Oregon                           97223
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(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code   (503) 244-4673
                                                  ------------------------------





(Former name or address, if changed since last report.)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  EXHIBITS

S.E.C. Ref. No.                     Description of Exhibit
---------------                     ----------------------
    4.1               Certificate of Designation of Series A Preferred Stock and
                      Amendment

    10.1 Form of Subscription Agreement between the Company and the respective purchasers, as amended (amendment inadvertently omitted from prior Form 8-K)

ITEM 9.  Sale of Equity Securities Pursuant to Regulation S

On April 3, 1998, ITEX Corporation (the "Company") closed the sale of 53,500 shares of Series A Convertible Preferred Stock ("Series A Preferred Stock") at a price of $100 per share in a non-registered private placement pursuant to Regulation S under the Securities Act of 1933, as amended. The purchasers were a small number of non-U.S. persons located out of the United States. The Company realized net proceeds for the sale, after costs, totalling approximately $4,800,000. The Company plans to use approximately $3,600,000 of the net proceeds to acquire the remaining 50% common equity interest in Business
Exchange International Corporation ("BEI") which a subsidiary of the Company does not already own, following which acquisition the Company's wholly-owned subsidiary will own 100% of BEI. The remaining portion of the net proceeds will be used for working capital and other general corporate purposes.

The Series A Preferred Stock is convertible into common stock at the lower of the average bid price for the five trading days prior to the issuance of the preferred stock or 80% of the average price of the common stock in public trading for the five days prior to the conversion. The Series A Preferred Stock may be converted into common stock at any time after 41 days from closing. The Company has the right, but not the obligation, to redeem some or all of the Series A Preferred Stolck if the market price of the Company's common stock is $3.00 per share or less. The redemption price would be 118% of the amount origianlly paid for the Series A Preferred Stock. The Series A Preferred Stock earns dividends at a rate of 5% per annum, which may be paid in cash or common stock at the discretion of the Company.

The purchasers of the Series A Preferred Stock have agreed not to sell at least 50% of the common stock received upon conversion until at least 75 days after the date of acquisition. The Company has granted registration rights, under limited conditions, to holders of the Series A Preferred Stock.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated this 27th day of April, 1998.

                                ITEX Corporation



                                By:  /s/Joseph M. Morris
                                   ----------------------
                                   Joseph M. Morris
                                   Title:  Senior Vice President & CFO